Exhibit 23.1

ERNST & YOUNG	■	Ernst & Young LLP 8484 Westpark Drive McLean, VA 22102	■	Phone: (703) 747-1000 www.ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 of the Registration Statement (Form S-8 No. 333-124428) of our report dated February 11, 2005, except for Note 24, as to which the date is March 7, 2005, with respect to the consolidated financial statements of Capital One Financial Corporation, and our report dated February 11, 2005, with respect to Capital One Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Capital One Financial Corporation, included in Capital One Financial Corporation’s Annual Report (Form 10K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

November 18, 2005

A Member Practice of Ernst & Young Global